                                                 [KEY LOGO APPEARS HERE]
NEWS
                                                 KEYCORP
                                                 127 Public Square
                                                 Cleveland, Ohio, 44114-1306

MEDIA CONTACTS:                           ANALYSTS CONTACTS:
  John Fuller       (216) 689-8140          Jay S. Gould      (216) 689-4721
  Bill Murschel     (216) 689-0457          Laurie E. Counsel (216) 689-4911

WEB SITE:       http://www.keybank.com

FOR IMMEDIATE RELEASE

                         KEYCORP REPORTS THIRD QUARTER 1996 RESULTS
                         ------------------------------------------

*  EPS OF $0.95, EXCLUDING ONE-TIME SAIF ASSESSMENT, UP FROM $0.90 LAST YEAR
*  5 MILLION COMMON SHARES REPURCHASED DURING THE QUARTER

     CLEVELAND, October 17, 1996 -- KeyCorp (NYSE: KEY) today reported earnings of $218 million, or $0.95 per common share, for the 1996 third quarter excluding a one-time charge of $17 million ($11 million after-tax, or $0.05 per common share) to provide for an assessment mandated by legislation passed by Congress on September 30, 1996 to recapitalize the Savings Association Insurance Fund
(SAIF). Including the SAIF assessment, 1996 third quarter earnings were $207 million, or $0.90 per common share. Earnings in the year-ago quarter were $209 million, or $0.90 per common share, and were $217 million, or $0.92 per common share, in the 1996 second quarter.

     Robert W. Gillespie, KeyCorp chairman and chief executive officer, said, "Results for the third quarter were in line with our expectations and represented another quarter of improved earnings. Earnings per common share, after adjusting for the SAIF assessment, were up 6 percent from the year-ago quarter and 3 percent from the 1996 second quarter. Revenue was up 8 percent from a year ago, reflecting a 3 percent increase in net interest income resulting from the positive impact of strong growth in KeyCorp's targeted loan portfolios and a 32 basis point improvement in the net interest margin, as well as increases in fee income. Excluding the impact of the SAIF assessment in the current quarter, expenses increased 7 percent from last year's third quarter due primarily to acquisitions and increases in personnel and marketing expenses associated

KEYCORP EARNINGS
OCTOBER 17, 1996
PAGE 2


with significant strategic investments made in our major lines of business. We anticipate that the 1996 fourth quarter's noninterest expense will be appreciably lower than the comparable expenses for the quarter just ended."

     Gillespie continued, "The implementation of our strategic plan is running ahead of schedule. As a result, we have expanded our focus on significantly improving the expense efficiency ratio, with a target of achieving a 55 percent efficiency ratio by around the end of next year, and further improvement thereafter. In order to reach that target, we have initiated a comprehensive review of our branch delivery system and overall cost structure."

     K. Brent Somers, KeyCorp senior executive vice president and chief financial officer, said, "During the quarter, we continued our program of aggressive balance sheet and capital management. Through the first nine months of 1996, we reduced assets by $1.0 billion and repurchased 10 million shares of KeyCorp common stock, including 5 million shares during the third quarter. We expect that by year-end we will have completed the repurchase of the 12 million shares authorized for 1996. Third quarter return on average total assets was 1.28 percent, up from 1.25 percent in the year-ago quarter, although down from 1.35 percent in the 1996 second quarter. Return on average total equity for the third quarter was 16.73 percent compared with 17.79 percent in the prior-year quarter and 16.93 percent in the previous quarter."

     Net interest income for the 1996 third quarter totaled $683 million, up $17 million, or 3 percent, from the year-ago quarter. This increase reflected a 32 basis point improvement in the net interest margin to 4.82 percent, which was partially offset by a managed reduction of $2.9 billion, or 5 percent, in average earning assets. The net interest margin increase was attributable to wider loan spreads, in part as a result of the securitization and sale of selected assets, and the reinvestment of funds from sold and maturing securities into higher yielding loans. Compared with the 1996 second quarter, net interest income was little changed, reflecting a 2 basis point improvement in the net interest margin, which was largely offset by a managed reduction of $439 million, or one percent, in average earning assets.

     On September 27, 1996, student loans totaling $357 million were sold, representing a portion of a third quarter $711 million securitization. The remaining

KEYCORP EARNINGS
OCTOBER 17, 1996
PAGE 3


$354 million of this securitization was sold on October 15, 1996. This compares with a $724 million student loan securitization and sale during the 1995 fourth quarter.

     Average targeted loans, which exclude single family mortgages that are being managed down, increased $1.0 billion during the third quarter. This represented an annualized growth rate of 10 percent from the second quarter, comparable to the 9 percent and 11 percent annualized growth rates in the 1996 first and second quarters, respectively. Compared with the year-ago quarter, and excluding the impact of securitizations and sales, average total loans increased $2.8 billion, or 6 percent.

     Noninterest income for the 1996 third quarter totaled $289 million, up $54 million, or 23 percent, from the year-ago quarter. The primary contributors to the year-over-year increase were a $15 million increase in loan securitization income, resulting largely from the third quarter sale of student loans, and a $34 million increase in other income. This latter increase reflected a number of items, including $14 million in venture capital gains and an $11 million gain on the sale of a $101 million out-of-franchise credit card portfolio. Also contributing to the favorable comparison with the year-ago quarter were insurance and brokerage income (up 6 percent), trust and asset management income (up 5 percent), and increases in service charges on deposit accounts and credit card fees (both up 4 percent). Compared with the 1996 second quarter, noninterest income was up $25 million, reflecting the venture capital and credit card portfolio gains, as well as higher loan securitization income, service charges on deposit accounts, and insurance and brokerage income.

     Noninterest expense for the 1996 third quarter totaled $615 million, up $54 million, or 10 percent, from the year-ago quarter. Excluding the impact of the one-time SAIF assessment in the current quarter, noninterest expense was up $37 million, or 7 percent. This increase reflected a $22 million increase in personnel expense and an $11 million increase in marketing expense. These increases were primarily due to the impact of acquisitions and costs associated with the implementation of strategic initiatives, including developing brand recognition and other marketing activities. Marketing expenses are expected to be lower in the fourth quarter.

     Asset quality in the 1996 third quarter remained strong and relatively stable in comparison with second quarter levels. Nonperforming assets ended the third quarter at $396 million, or 0.82 percent of loans plus other real estate owned and other

KEYCORP EARNINGS
OCTOBER 17, 1996
PAGE 4


nonperforming assets, compared with $371 million, or 0.77 percent, for the previous quarter. Net loan charge-offs for the 1996 third quarter totaled $49 million, or 0.41 percent of average loans, up slightly from $46 million, or
0.38 percent, in the 1996 second quarter. The provision for loan losses for the 1996 third quarter was $49 million and matched the quarter's net loan charge-offs. The allowance for loan losses as a percent of period-end loans was 1.80 percent, with the nonperforming loan coverage ratio at 253 percent, both little changed from September 30, 1995.

     At September 30, 1996, KeyCorp's assets totaled $65.4 billion and shareholders' equity totaled $5.0 billion. The Tier 1 Capital ratio was estimated at 7.35 percent and the Total Capital ratio was estimated at 12.28 percent.

                                  # # #

KEYCORP REPORTS THIRD QUARTER 1996 EARNINGS
OCTOBER 17, 1996
PAGE 5
                           FINANCIAL HIGHLIGHTS
               (dollars in millions, except per share amounts)

                                          Three months ended
                                   -------------------------------
                                    9-30-96    6-30-96    9-30-95
                                   ---------  ---------  ---------
Summary of operations
   Net interest income (TE)            $696        $694       $680
   Provision for loan losses             49          47         27
   Noninterest income                   289         264        235
   Noninterest expense                  615         579        561
   Net income                           207         217        209

Per Common Share
   Net income                        $  .90      $  .92     $  .90
   Cash dividends                       .38         .38        .36
   Book value at period-end           21.91       21.63      20.74
   Market price at period-end         44.00       38.75      34.25

At period-end
   Full-time equivalent employees    28,337      28,319     29,560
   Full-service banking offices       1,218       1,239      1,301

Performance ratios
   Return on average total assets      1.28%       1.35%      1.25%
   Return on average common equity    16.73       17.15      18.07
   Return on average total equity     16.73       16.93      17.79
   Efficiency (1)                     60.71       60.50      61.27
   Overhead (2)                       44.40       45.53      47.89
   Net interest margin (TE)            4.82        4.80       4.50

Capital ratios at period-end
   Equity to assets                    7.61%       7.71%      7.48%
   Tangible equity to tangible assets  6.20        6.27       5.98
   Tier 1 risk-adjusted capital (3)    7.35        7.60       7.55
   Total risk-adjusted capital (3)    12.28       11.72      10.84
   Leverage (3)                        6.39        6.43       6.19


(1) Calculated as noninterest expense (excluding certain nonrecurring charges) divided by taxable - equivalent net interest income plus noninterest income (excluding net securities transactions.

(2) Calculated as noninterest expense (excluding certain nonrecurring charges) less noninterest income (excluding net securities transactions) divided by taxable - equivalent net interest income.

(3)  9-30-96 ratio is estimated.

TE = Taxable Equivalent


KEYCORP REPORTS THIRD QUARTER 1996 EARNINGS
OCTOBER 17, 1996
PAGE 6
                              Financial Highlights
                 (dollars in millions, except per share amounts)


                                         Three months ended
                                    -------------------------------
                                     9-30-96    6-30-96    9-30-95
                                    ---------  ---------  ---------
Asset quality
   Net loan charge-offs                   $49        $46        $27
   Net loan charge-offs to average
      loans                               .41%       .38%       .23%
   Allowance for loan losses             $870       $870       $879
   Allowance for loan losses to
      period-end loans                   1.80%      1.82%      1.82%
   Allowance for loan losses to
      nonperforming loans              252.91     266.87     280.53
   Nonperforming loans at period-end     $344       $326       $313
   Nonperforming assets at period-end     396        371        367
   Nonperforming loans to period-end
      loans                               .71%       .68%       .65%
   Nonperforming assets to period-end
      loans plus OREO and other
      nonperforming assets                .82        .77        .76


                                              Nine months ended
                                            --------------------
                                             9-30-96    9-30-95
                                            ---------  ---------
Summary of operations
   Net interest income (TE)                   $2,072     $2,020
   Provision for loan losses                     140         66
   Noninterest income                            802        629
   Noninterest expense                         1,764      1,690
   Income before extraordinary item              632        582
   Net income                                    632        618

Per Common Share
   Income before extraordinary item            $2.70      $2.44
   Net income                                   2.70       2.59
   Cash dividends                               1.14       1.08

Performance ratios
   Return on average total assets               1.30%      1.24%
   Return on average common equity             16.76      17.72
   Return on average total equity              16.62      17.46
   Efficiency (1)                              60.81      62.79
   Overhead (2)                                45.66      50.43
   Net interest margin (TE)                     4.78       4.46

Asset quality
   Net loan charge-offs                         $138        $65
   Net loan charge-offs to average loans         .38%       .18%


KEYCORP REPORTS THIRD QUARTER 1996 EARNING
OCTOBER 17, 1996
PAGE 7
                       Consolidated Balance Sheets
                          (dollars in millions)

                                      9-30-96   6-30-96   9-30-95
Assets                               --------- --------- ---------
   Loans                              $48,291   $47,826   $48,410
   Mortgage loans held for sale            82       102       659
   Investment securities                1,653     1,714     9,660
   Securities available for sale        7,113     7,251     1,596
   Short-term investments                 501       511       522
                                     --------- --------- ---------
Total earnings assets                  57,640    57,404    60,847
   Allowance for loan losses             (870)     (870)     (879)
   Cash and due from banks              3,110     3,061     3,344
   Premises and equipment               1,052     1,032     1,023
   Goodwill                               838       844       907
   Other intangible assets                144       154       174
   Corporate owned life insurance       1,301     1,192       839
   Other assets                         2,141     1,947     1,712
                                     --------- --------- ---------
       Total assets                   $65,356   $64,764   $67,967
                                     ========= ========= =========
Liabilities
   Deposits in domestic offices:
      Noninterest-bearing             $ 9,032   $ 8,877   $ 8,611
      Interest-bearing                 34,608    34,448    37,279
   Deposits in foreign offices-
      interest-bearing                    883     1,092     2,015
                                     --------- --------- ---------
      Total deposits                   44,523    44,417    47,905
   Federal funds purchased and
     securities sold under repurchase
     agreements                         5,592     6,171     5,908
   Other short-term borrowings          3,861     3,408     3,633
   Other liabilities                    1,740     1,598     1,390
   Long-term debt                       4,664     4,174     4,048
                                     --------- --------- ---------
      Total liabilities                60,380    59,768    62,884
Shareholders' equity
   Preferred stock                         --        --       160
   Common equity                        4,976     4,996     4,923
                                     --------- --------- ---------
      Total shareholders' equity        4,976     4,996     5,083

                                     --------- --------- ---------
      Total liabilities and
        shareholders' equity          $65,356   $64,764   $67,967
                                     ========= ========= =========

Common Shares outstanding (000)       227,062   230,979   237,389



KEYCORP REPORTS THIRD QUARTER 1996 EARNINGS
OCTOBER 17, 1996
PAGE 8
                         Consolidated Statements of Income
                  (dollars in millions, except per share amounts)


                                             Three months ended
                                       -------------------------------
                                        9-30-96    6-30-96    9-30-95
                                       ---------  ---------  ---------
Interest income                           $1,238     $1,234     $1,299
Interest expense                             555        552        633
                                       ---------  ---------  ---------
Net interest income                          683        682        666
Provision for loan losses                     49         47         27
                                       ---------  ---------  ---------
                                             634        635        639
Noninterest income
   Service charges on deposit accounts        74         72         71
   Trust and asset management income          61         61         58
   Loan securitization income                 18         14          3
   Credit card fees                           24         24         23
   Insurance and brokerage income             18         16         17
   Mortgage banking income                     6          6          9
   Net securities gains                       --          1         --
   Other income                               88         70         54
                                       ---------  ---------  ---------
Total noninterest income                     289        264        235

Noninterest expense
   Personnel                                 300        298        278
   Net occupancy                              55         54         54
   Equipment                                  41         40         37
   FDIC insurance assessments                 20          3          1
   Amortization of intangibles                21         22         19
   Professional fees                          18         13         19
   Marketing                                  30         17         19
   Other expense                             130        132        134
                                       ---------  ---------  ---------
Total noninterest expense                    615        579        561
                                       ---------  ---------  ---------
Income before income taxes                   308        320        313
   Income taxes                              101        103        104
                                       ---------  ---------  ---------
Net income                                $  207     $  217     $  209
                                       =========  =========  =========

Net income applicable to Common Shares      $207       $213       $205
Net income per Common Share                  .90        .92        .90
Wtd. avg. Common Shares
   outstanding (000)                     229,668    231,341    228,187
Taxable-equivalent adjustment                $13        $12        $14


KEYCORP REPORTS THIRD QUARTER 1996 EARNINGS
OCTOBER 17, 1996
PAGE 9

                              Consolidated Statements of Income
                        (dollars in millions, except per share amounts)

                                         Nine months ended
                                        --------------------
                                         9-30-96    9-30-95
                                        ---------  ---------
Interest income                            $3,708     $3,843
Interest expense                            1,674      1,867
                                        ---------  ---------
Net interest income                         2,034      1,976
Provision for loan losses                     140         66
                                        ---------  ---------

                                            1,894      1,910

Noninterest income
   Service charges on deposit accounts        218        207
   Trust and asset management income          180        170
   Loan securitization income                  45          9
   Credit card fees                            68         60
   Insurance and brokerage income              52         44
   Mortgage banking income                     20         34
   Net securities gains (losses)                1        (42)
   Other income                               218        147
                                        ---------  ---------
Total noninterest income                      802        629

Noninterest expense
   Personnel                                  889        829
   Net occupancy                              163        160
   Equipment                                  119        116
   FDIC insurance assessments                  25         52
   Amortization of intangibles                 65         55
   Professional fees                           47         49
   Marketing                                   68         52
   Other expense                              388        377
                                        ---------  ---------
Total noninterest expense                   1,764      1,690
                                        ---------  ---------
Income before income taxes and
   extraordinary item                         932        849
   Income taxes                               300        267
                                        ---------  ---------
Income before extraordinary item              632        582
   Extraordinary net gain from the
   sales of subsidiaries, net of
     income taxes of $25                       --         36
                                        ---------  ---------
Net income                                 $  632     $  618
                                        =========  =========
Net income applicable to Common Shares       $624       $606
Per Common Share:
   Income before extraordinary item         $2.70      $2.44
   Net income                                2.70       2.59
Wtd. avg. Common Shares outstanding (000) 231,363    234,462
Taxable-equivalent adjustment                 $38        $44


KEYCORP REPORTS THIRD QUARTER 1996 ARNINGS
OCTOBER 17, 1996
PAGE 10


                   Consolidated Quarterly Average Balance Sheet
                                 (in millions)

                                          Three months ended
                                    -------------------------------
                                     9-30-96    6-30-96    9-30-95
                                    ---------  ---------  ---------
Assets
   Loans                              $48,017    $48,192    $48,196
   Mortgage loans held for sale            86        100        168
   Investment securities                1,709      1,673      9,807
   Securities available for sale        7,152      7,410      1,457
   Short-term investments                 463        491        666
                                    ---------  ---------  ---------
Total earning assets                   57,427     57,866     60,294
   Allowance for loan losses             (870)      (877)      (870)
   Cash and due from banks              2,622      2,468      2,765
   Other assets                         5,301      5,166      4,427
                                    ---------  ---------  ---------
Total assets                          $64,480    $64,623    $66,616
                                    =========  =========  =========
Liabilities
   Deposits in domestic offices:
      Noninterest-bearing            $  8,467   $  8,202   $  8,157
      Interest-bearing                 34,518     35,569     37,417
   Deposits in foreign offices-
     interest-bearing                   1,189      1,154      1,867
                                    ---------  ---------  ---------
Total deposits                         44,174     44,925     47,441
   Federal funds purchased and
     securities sold under
     repurchase agreements              5,694      5,899      5,672
   Other short-term borrowings          3,669      2,922      3,375
   Other liabilities                    1,661      1,571      1,407
   Long-term debt                       4,359      4,152      4,046
                                    ---------  ---------  ---------
Total liabilities                      59,557     59,469     61,941
Shareholders' equity
   Preferred stock                         --        158        160
   Common equity                        4,923      4,996      4,515
                                    ---------  ---------  ---------
Total shareholders' equity              4,923      5,154      4,675
                                    ---------  ---------  ---------
      Total liabilities and
        shareholders' equity          $64,480    $64,623    $66,616
                                    =========  =========  =========


KEYCORP REPORTS THIRD QUARTER 1996 EARNINGS
OCTOBER 17, 1996
PAGE 11

                  Consolidated Year-to-date Average Balance Sheets
                                  (in millions)

                                           Nine months ended
                                          --------------------
                                           9-30-96    9-30-95
                                          ---------  ---------
Assets
   Loans                                    $48,003    $47,801
   Mortgage loans held for sale                 179        202
   Investment securities                      1,689     10,057
   Securities available for sale              7,474      1,501
   Short-term investments                       487        886
                                          ---------   --------
Total earning assets                         57,832     60,447
   Allowance for loan losses                   (874)      (864)
   Cash and due from banks                    2,584      2,728
   Other assets                               5,195      4,364
                                          ---------  ---------
Total assets                                $64,737    $66,675
                                          =========  =========
Liabilities
   Deposits in domestic offices:
      Noninterest-bearing                   $ 8,293    $ 8,041
      Interest-bearing                       35,560     37,262
   Deposits in foreign offices-
      interest-bearing                        1,064      2,564
                                          ---------  ---------
Total deposits                               44,917     47,867
   Federal funds purchased and securities
     sold under repurchase agreements         5,761      5,404
   Other short-term borrowings                3,182      3,454
   Other liabilities                          1,594      1,371
   Long-term debt                             4,205      3,846
                                          ---------  ---------
Total liabilities                            59,659     61,942
Shareholders' equity
   Preferred stock                              106        160
   Common equity                              4,972      4,573
                                          ---------  ---------
Total shareholders' equity                    5,078      4,733
      Total liabilities and               ---------  ---------
        shareholders' equity                $64,737    $66,675
                                          =========  =========
